Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. (333-116546) pertaining to the 1998 Stock Option/Stock Issuance Plan, 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of NuVasive, Inc. of our report dated February 16, 2004, with respect to the consolidated financial statements and schedule of NuVasive, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ ERNST & YOUNG LLP

San Diego, California
March 24, 2005